                                                                  EXHIBIT 10-b-2
                                                                  --------------

                      ROCKWELL INTERNATIONAL CORPORATION
                      1979 STOCK PLAN FOR KEY EMPLOYEES
                            STOCK OPTION AGREEMENT


To:

    We are pleased to notify you that, in accordance with a determination of the Compensation Committee established under the 1979 Stock Plan for Key
Employees (the "Plan"), an option to purchase          shares of common stock
of the Corporation at the price of           per share has this day been
granted to you. A copy of the Plan is enclosed.

    This option has been granted, and may be exercised, upon the terms and conditions set forth below.

    1.  Acceptance by Employee
        ----------------------
        Please sign the enclosed copy of this agreement at the place indicated and return it to the Senior Assistant Secretary of the Corporation at Room 5009, 600 Grant Street, Pittsburgh, PA 15219. If the enclosed copy is not received by the Senior Assistant Secretary within FORTY-FIVE DAYS of the date hereof, the option will terminate and be of no effect, unless the Corporation (in its sole discretion) elects in writing to extend such period.

    2.  Exercise of Option
        ------------------
        Subject to the provisions of the Plan, this option may be exercised by you in whole or in part (or, in the event of your death, by your estate or by any person who acquires this option by bequest or inheritance or by reason of your death) from time to time during the term beginning one year from the date of grant, and ending ten years from the date of grant, provided that in the event of your death or termination of employment, the option may be exercised only in accordance with the following provisions as applicable: (i) if you should die, the option may be exercised only within three years from your date of death; (ii) if your employment by the Corporation is terminated for cause, the option shall expire forthwith, and (iii) if your employment with the Corporation is terminated other than by death or for cause, the option may be exercised only within three months from the date of your termination of employment, except that if your employment by the

        Corporation terminates by reason of your retirement under a retirement plan of the Corporation or a subsidiary or affiliate of the Corporation the option may be exercised only within three years from the date of your retirement.

    3.  Notice of Exercise of Stock
        Option and Payment
        ---------------------------
        The exercise in whole or in part of this stock option shall be effective only upon receipt by the Secretary of the Corporation of written notice of exercise specifying the number of shares to be purchased. The purchase price of the shares covered by the exercise may be paid entirely in cash by forwarding to the Secretary, along with a written notice of exercise in the form of Attachment 1, your check in the full amount of the purchase price. Alternatively, the purchase price may be paid in shares of the common stock of the Corporation which you already own, valued in accordance with Section 4(e) of the Plan, or in a combination of cash and such shares. If you choose to use already-owned shares in connection with an exercise of this option, you should forward to the Secretary a written notice of exercise in the form of Attachment 2. The Corporation will advise you of the number of shares and any cash required to pay the purchase price in full, and the shares and any cash required in payment must be delivered to the Secretary no later than five (5) business days following the Secretary's receipt of your written notice of exercise. Certificates representing the number of shares purchased will be issued as soon thereafter as practicable.

    4.  Transferability
        ---------------
        This option is not transferable by you otherwise than by will or by the laws of descent and distribution, and is exercisable, during your lifetime, only by you.

    5.  Subject to Stock Option Plan
        ----------------------------
        This option shall be subject in all respects to all the provisions of the Plan, as it may be amended.

    6.  Withholding
        -----------

        The Corporation shall have the right, in connection with the exercise of the option in whole or in part, to deduct from any payment to be made by the Corporation under the Plan an amount equal to the taxes required to be withheld by law with respect to such exercise or to require the employee or other person effecting such exercise to pay to it an amount sufficient to provide for any such taxes so required to be withheld.

    7.  Applicable Laws and Regulations
        -------------------------------
        This agreement and the Corporation's obligation to issue shares hereunder are subject to applicable laws and regulations.

    This option is a nonqualified stock option under the provisions of the Federal income tax laws. The federal income tax consequences under current provisions of the Internal Revenue Code applicable to exercises of nonqualified stock options are described in Attachment 3.

                                             ROCKWELL INTERNATIONAL CORPORATION


                                             By _______________________________
                                                  Senior Assistant Secretary
                                                  Room 5009
                                                  600 Grant Street
                                                  Pittsburgh, PA 15219

Attachment 1 - Option Exercise Form - Cash Only

Attachment 2 - Option Exercise Form - Stock or
               Stock and Cash

Attachment 3 - Description of Federal Income Tax
               Consequences



Dated: May 2, 1984



Agreed to this _________ day
of ___________________, 1984




________________________________
       Employee Signature

________________________________
       Address

________________________________


________________________________
       Social Security #



                                     -3-